SIXTH AMENDMENT TO THIRD AMENDED AND
RESTATED SENIOR LOAN AND SECURITY AGREEMENT

          This Sixth Amendment to Third Amended and Restated Senior Loan and Security Agreement ("Sixth Amendment") entered into as of March 31, 2003, by and among Interpool, Inc. ("Interpool"), Interpool Limited ("Limited"), Interpool Finance Corp. ("Finance") and Trac Lease, Inc. ("TracLease"), each with an address at 211 College Road East, Princeton, New Jersey 08540 (each a "Borrower" and collectively "Borrowers"), Wachovia Bank, National Association, successor to CoreStates Bank, N.A., and f/k/a First Union National Bank, as agent ("Agent") and as lender, PNC Bank, National Association, a national banking corporation, in its capacity as syndication agent and as lender ("PNC" or "Syndication Agent"), and Fleet National Bank (successor by merger to Bank Boston, N.A.), a national banking corporation, in its capacity as documentation agent and as lender ("Fleet" or "Documentation Agent"), along with each of the other lenders listed on the signature pages hereof, in their capacity as lenders (singly, each, including Wachovia, PNC and Fleet in their capacity as lenders, is a "Lender" and collectively, they are referred to as "Lenders").

BACKGROUND

          A. On or about December 19, 1997, Borrowers, Agent, and PNC, certain Lenders and certain other banking institutions entered into the Third Amended and Restated Senior Loan and Security Agreement (as has been and may be further amended, supplemented or replaced from time to time, the "Loan Agreement") pursuant to which such banking institutions agreed to make certain advances to Borrowers under amended and restated terms and conditions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

          B. On November 12, 1998, Lenders and Borrowers entered into the First Amendment to Third Amended and Restated Senior Loan and Security Agreement whereby, inter alia, certain banking institutions exited the Credit Facility, other banking institutions became Lenders, the Maximum Credit Limit was increased to $215,000,000 and the Current Term of the Credit Facility was extended to May 31, 2000.

          C. On May 26, 2000, the parties hereby entered into the Second Amendment to the Third Amended and Restated Senior Loan and Security Agreement whereby the Current Term of the Credit Facility was further extended from May 31, 2000 to July 31, 2000 and certain other performance pricing changes were made.

          D. On July 20, 2000, the parties hereby entered into the Third Amendment to the Third Amended and Restated Senior Loan and Security Agreement whereby the Current Term of the Credit Facility was further extended to July 31, 2005, PNC was made the Syndication Agent, Fleet was made the Documentation Agent and certain other amendments to the Loan Agreement were made.

          E. On October 6, 2000, the parties entered into the Fourth Amendment to the Third Amended and Restated Senior Loan and Security Agreement whereby the parties entered into certain Interest Hedging Instruments and made certain other amendments to the Loan Agreement.

          F. On or about August 23, 2002, the parties entered into the Fifth Amendment to the Third Amended and Restated Senior Loan and Security Agreement whereby the Lenders made a one time amendment to address the Borrowers' delayed filing with the Securities and Exchange Commission due to the consolidation of Container Applications International, Inc. with Interpool's financial statements.

          G. Borrowers have informed Lenders that Interpool will be restating its 2001 and 2000 financial statements and its first three quarters of 2002 in its annual report on Form 10-K for the year ended December 31, 2002 (the "Restatement"). Due to the Restatement, Interpool will fail to timely file its 10-K for the period ending December 31, 2002 (the "Delayed Filing") with the Securities and Exchange Commission as required bylaw. This Delayed Filing may constitute a violation of Section 6.2 (f) of the Loan Agreement. Borrowers have requested that Lenders make a one time amendment to address the Restatement and the Delayed Filing.

          NOW, THEREFORE, with the foregoing background incorporated by reference, the parties hereto, intending to be legally bound hereby, agree as follows:

          1. Amendments to Loan Agreement.

                     a. Section 6.2(f) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(f) Compliance with Laws - Each Borrower shall be in compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including without limitations environmental or environmental-related laws, statutes, ordinances, rules, regulations and notices) which violation may materially adversely affect the business; provided, however, that notwithstanding the foregoing, Interpool shall be permitted to file its 10-Q for the period ending June 30, 2002 with the Securities and Exchange Commission on or before September 30, 2002 without being deemed to have violated this covenant, provided further, however, Interpool shall be permitted to file its 10-K for the period ending December 31, 2002 with the Securities and Exchange Commission on or before July 31, 2003 without being deemed to have violated this covenant. Each Borrower shall also obtain and maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business, which failure to obtain may materially adversely affect the business, Property, financial conditions or prospects of such Borrower.

                     b. Section 6.11(a)(i) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

(i) within one hundred (100) days after the end of each fiscal year of Interpool and its Consolidated Subsidiaries, deliver to Agent and each Lender, Financial Statements for such year including the balance sheet as at the end of such fiscal year and a statement of cash flows and income statement for such fiscal year, audited and unqualifiedly certified by an independent public accounting firm of recognized standing, selected by Borrowers (and reasonably acceptable to Agent) to have been prepared in accordance with GAAP, and such independent public accountants shall also provide an unqualified opinion that the Financial Statements present fairly the Borrowers financial condition. Such independent accountants shall also provide a statement certifying that nothing has come to their attention to cause them to believe that calculations contained in the Officers Certificates referenced in Section 6.12 below are inaccurate. Notwithstanding anything to the contrary contained herein, Interpool and its Consolidated Subsidiaries, shall deliver to Agent and each Lender, the Financial Statements contained in Interpool's Form 10-K for the year ended December 31, 2002 on or before July 31, 2003;

          2. Restatement not deemed an Event of Default. The prior delivery to Agent and Lenders of financial statements affected by the Restatement shall not be deemed to constitute an Event of Default or Unmatured Event of Default under § § 8.1(c) or 8.1(f), provided that the Borrowers deliver to Agent and Lenders all of the Financial Statements included in Interpool's Form 10-K for the year ended December 31, 2002, on or before July 31, 2003, and provided, further, that Agent and Lenders reserve the right to determine whether an Event of Default or Unmatured Event of Default has occurred or is occurring pursuant to § § 8.1 (c) or 8.1 (f) or any other provision of the Loan Agreement based upon review of the substance of the Financial Statements contained in Interpool's Form 10-K for the year ended December 31, 2002, or pursuant to 8.1 (g) or 8.1(h).

          3. Representations and Warranties. Borrowers represents and warrants to Lenders:

                     a. By execution of this Sixth Amendment, Borrowers reconfirm all warranties and representations made to Lenders under the Loan Agreement and Loan Documents and restates such warranties and representations as of the date hereof all of which shall be deemed continuing until all of the Obligations from Lenders are paid and satisfied in full.

                     b. The execution and delivery by Borrowers of this Sixth Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary corporate action, and (iii) except for the Restatement and the Delayed Filing, are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

                     c. This Sixth Amendment and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

                     d. After giving effect to this Sixth Amendment and the execution of similar waivers and amendments by the Borrowers' other lenders or debt-holders, no Default or Event of Default is outstanding.

          4. No Waiver. Except as otherwise provided herein, this Sixth Amendment does not and shall not be deemed to constitute a waiver by Agent or Lenders of any Event of Default under the Loan Documents, including without limitation, the Notes, or the Loan Agreement, of any event which with the passage of time or the giving of notice or both would constitute an Event of Default, nor does it obligate Agent or Lenders to agree to any further modifications of the terms of any of the Loan Documents or constitute a waiver of any other rights or remedies of Agent or Lenders.

          5. Collateral. Borrowers covenant, confirm and agree that as security for the repayment of the Obligations, and any extensions, renewals, replacements, restructurings, or modifications thereof, Lenders have, and shall continue to have, a continuing first perfected lien on and security interest in all of the Collateral. Borrowers acknowledge and agree that nothing herein contained in any way impairs Lenders' rights or priority in such security.

          6. Effectiveness Conditions. This Sixth Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Lenders, Agent and Agent's counsel):

                     a. Execution and delivery by Borrowers to Lenders of this Sixth Amendment; and

                     b. Payment by Borrowers of all fees, costs and expenses incurred by Lenders in connection with this Sixth Amendment.

          7. Ratification of Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect.

          8. Governing Law. This Sixth Amendment shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

          9. Integration. Except as expressly provided herein, all terms and conditions of the Loan Documents remain in full force and effect, unless such terms or conditions are no longer applicable by their terms. To the extent the provisions of this Sixth Amendment are expressly inconsistent with the provisions of the Loan Documents, the provisions of this Sixth Amendment shall control.

          10. Counterparts and Facsimile. This Sixth Amendment maybe executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signatures by facsimile shall bind the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be executed and delivered as of the day and year first above written.

BORROWERS:

INTERPOOL, INC.

By: /s/ William A. Geoghan
       William A. Geoghan
       Senior Vice President

INTERPOOL LIMITED

By: /s/ William A. Geoghan
       William A. Geoghan
       Senior Vice President

TRAC LEASE, INC.

By: /s/ William A. Geoghan
       William A. Geoghan
       Senior Vice President

INTERPOOL FINANCE CORP.

By: /s/ William A. Geoghan
       William A. Geoghan
Senior Vice President

LENDERS:

WACHOVIA BANK, National Association, as Agent
and Lender

By:

PNC BANK, NATIONAL ASSOCIATION, as
Syndication Agent and Lender

By:

FLEET NATIONAL BANK, as Documentation Agent
and Lender

By:

THE CHASE MANHATTAN BANK, as Lender

By:

CREDIT LYONNAIS AMERICAS, as Lender

By:

UNION BANK OF CALIFORNIA, N.A., as Lender

By:

LASALLE BANK NATIONAL ASSOCIATION, as Lender

By:

NATIONAL CITY BANK, as Lender

By: